July 26, 2002



Board of Directors
Synergy Financial Group, Inc.
Synergy Bank
310 North Avenue East
Cranford, NJ 07016


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro"), in the Application for Stock Issuance of Synergy Financial Group, Inc., and any amendments thereto, on Form MHC-2, filed by Synergy Financial Group, Inc. and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Synergy Bank provided by FinPro. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and the valuation of Synergy Bank provided by FinPro in the Form SB-2 Registration Statement filed by Synergy Financial Group, Inc. and any amendments thereto, and the Application for Stock Issuance filed by Synergy Bank, and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the applications referenced above.


                                                  Very Truly Yours,


                                                  /s/FinPro, Inc.
                                                  ------------------------------
                                                  FinPro, Inc.